Exhibit 99.1

Marchex Updates 2014 Guidance

Company Updates Call-Driven Revenue Guidance for the Full Year 2014 based on Revised Fourth Quarter

Customer Commitment; Also Updates Third Quarter Guidance

SEATTLE – (BUSINESS WIRE) – September 18, 2014 – Marchex, Inc. (NASDAQ:MCHX), a mobile advertising technology company, today announced it is updating its outlook for the remainder of 2014.

As a result of revised commitments from Allstate in the fourth quarter, Marchex is lowering its 2014 call-driven revenue outlook. However, given the growth and progress with its other customers, such as Time Warner, Bridgestone, Dish Networks, and T-Mobile, the company is reiterating its prior outlook for 2014 call-driven adjusted EBITDA. The Company is also increasing its third quarter call-driven financial outlook.

While Marchex’s technology has allowed it to exceed customer set goals and metrics on a pay for call basis, leading to accelerated spending of their planned commitments for the year and indications of increases for the fourth quarter, Allstate has now indicated its desire to move to a fixed fee model going forward. Under this proposed model, Marchex’s economic upside would have been limited, while financial exposure to Marchex would have remained. Marchex does not believe it is in its best long-term interest to work under such an arrangement. Marchex will continue to work with Allstate as an integration partner utilizing its call analytics technology. Marchex expects this will be a relatively small financial contributor.

“This outcome is disappointing, as we believe that a performance-based model is the way most companies are progressing. This is the trend we are seeing with our customer base,” said Russell Horowitz, Chairman and CEO. “Beyond Allstate, we continue to experience growth in our customer base for call-driven advertising products and believe we are early in the customer adoption phase of mobile and call-driven advertising. We will continue to focus on advancing our products and technology, investing in our existing customers and winning new ones.”

Business Outlook

The following forward-looking statements reflect Marchex’s expectations as of September 18, 2014 and exclude any contribution from Archeo operations, domain sales and discontinued operations. Archeo operating results would be additive to Call-Driven revenue, profitability, and other measures below:

Call-Driven financial guidance for the Third Quarter ending September 30, 2014

Call-Driven Revenue[2]	$47.5-$48.5 million or more

Call-Driven Adjusted OIBA[1]	$2.8-$3.3 million

Call Driven Adjusted EBITDA[1]	$3.8-$4.3 million

Call-Driven financial guidance for the fiscal year ending December 31, 2014

Call-Driven Revenue[3]	$170-$172 million or more

Call-Driven Adjusted OIBA[1]	$10 million or more

Call-Driven Adjusted EBITDA[1]	$14 million or more

1 These non-GAAP Call-Driven measures assign all Marchex corporate overhead costs to the Call-Driven results.

2 For the third quarter, the Company expects Allstate will contribute between $17-$17.5 million in revenue and revenues less distribution partner costs (a component of service costs) are anticipated to range between $1.5-$2 million.

3 For the six months ended June 30, 2014 Allstate contributed $33.4 million in revenue.

Conference Call and Webcast Information

Management will hold a conference call, starting at 8:00 a.m. ET on Thursday, September 18, 2014 to discuss its revised outlook for 2014, and other company updates. Access to the live webcast of the conference call will be available online from the Investors section of Marchex’s website at www.marchex.com. An archived version of the webcast will also be available at the same location, beginning two hours after completion of the call.

About Marchex

Marchex is a mobile advertising technology company. The company provides a suite of products and services for businesses that depend on consumer phone calls to drive sales. Marchex’s mobile advertising platform delivers new customer phone calls to businesses, while its technology analyzes the data in these calls to help maximize ad campaign results. Marchex disrupts traditional advertising models by giving businesses full transparency into their ad campaign performance and charging them based on new customer acquisition.

Please visit www.marchex.com, blog.marchex.com or @marchex on Twitter (Twitter.com/Marchex), where Marchex discloses material information from time to time about the company, its financial information, and its business.

Forward-Looking Statements:

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, other financial guidance, acquisitions, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex’s actual results to differ materially from those indicated by such forward-looking statements which are described in the “Risk Factors” section of our most recent periodic report and registration statement filed with the SEC. All of the information provided in this release is as of September 18, 2014 and Marchex undertakes no duty to update the information provided herein.

Non-GAAP Financial Information:

To supplement Marchex’s consolidated financial statements presented in accordance with GAAP and to provide clarity internally and externally, Marchex uses certain non-GAAP measures of financial performance and liquidity, including OIBA, Adjusted OIBA, Adjusted EBITDA, and Call-Driven Adjusted OIBA and EBITDA. This press release includes estimated ranges of Call-Driven Adjusted OIBA and EBITDA for the third quarter of 2014 and the fiscal year ending December 31, 2014.

OIBA represents income (loss) from operations plus (1) stock-based compensation expense and (2) amortization of intangible assets from acquisitions. This measure, among other things, is one of the primary metrics by which Marchex evaluates the performance of its business. Additionally, Marchex’s management uses Adjusted OIBA, which excludes acquisition and separation related costs, as this item is not indicative of Marchex’s recurring core operating results. Adjusted OIBA is the basis on which Marchex’s internal budgets are based and by which Marchex’s management is currently evaluated. Marchex believes these measures are useful to investors because they represent Marchex’s consolidated operating results, taking into account depreciation and other intangible amortization, which Marchex believes is an ongoing cost of doing business, but excluding the effects of certain other expenses such as stock-based compensation, amortization of intangible assets from acquisitions and acquisition and separation related costs. Adjusted EBITDA represents income before interest, income taxes, depreciation, amortization, stock compensation expense and acquisition and separation related cost. Marchex believes that Adjusted EBITDA is another alternative measure of liquidity to GAAP net cash provided by operating activities that provides meaningful supplemental information regarding liquidity and is used by Marchex’s management to measure its ability to fund operations and its financing obligations. Historically, these Non-GAAP measures excluded gain/loss on sales and disposals of intangible assets for each asset and any domain sales contribution.

Call-Driven Adjusted OIBA and EBITDA includes the above descriptions of Adjusted OIBA and EBITDA for the Call-Driven segment. The Call-Driven Adjusted OIBA and EBITDA assign all Marchex general corporate overhead costs to the Call-Driven results.

Marchex’s management believes that investors should have access to, and Marchex is obligated to provide, the same set of tools that management uses in analyzing the company’s results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, and should not be considered in isolation, as a substitute for, or superior to, GAAP results. Marchex’s non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar titled terms used by other companies, and accordingly, care should be exercised in understanding how Marchex defines its non-GAAP financial measures in this release. Marchex endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measure with equal or greater prominence, GAAP financial statements, and detailed descriptions of the reconciling items and adjustments, including quantifying such items, to derive the non-GAAP measure.

For further information, contact:

Trevor Caldwell

Marchex Investor Relations

Telephone: 206.331.3600

Email: ir(at)marchex.com

Or

MEDIA INQUIRIES

Sonia Krishnan

Marchex Corporate Communications

Telephone: 206.331.3434

Email: skrishnan(at)marchex.com